SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2003

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16501	73-1541378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Suite 1480 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (918) 488-0828

Item 9. Regulation FD Disclosure.

On October 24, 2003, the Registrant issued a press release announcing (i) a strategic initiative focusing on China and East Asia to be personally directed by the Company’s chief executive officer, Larry Edwards, (ii) certain changes in the management of the Company, and (iii) the offering of retirement incentive packages to a number of eligible employees as a part of an overall Company-wide restructuring program. The full text of the press release, which is set forth in Exhibit 99.1 hereto, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2003

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ John M. Matheson

John M. Matheson Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 24, 2003